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Exhibit 10.15

STOCK RESTRICTION AGREEMENT

        THIS STOCK RESTRICTION AGREEMENT (this "Agreement") is entered into as of February 14, 2005, by SIRTRIS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and CHRISTOPH WESTPHAL (the "Purchaser").

RECITALS

        WHEREAS, on the date hereof the Company will issue to the Purchaser and the Purchaser will purchase from the Company under the Company's 2004 Stock Option and Restricted Stock Plan 2,000,000 shares (the "Purchased Shares") of the Company's Common Stock for $0.001 per share (the "Purchase Price"); and

        WHEREAS, in consideration for the issuance of the Purchased Shares, the Purchaser has agreed to the imposition of contractual restrictions with respect to the Purchased Shares, and the Purchaser and the Company have agreed that the terms of this Agreement and the Employment Agreement, dated as the date hereof, between the Company and the Purchaser (the "Employment Agreement"), shall govern the right of the Company to repurchase the Purchased Shares in certain circumstances; and

        WHEREAS, capitalized terms not defined above are defined in Section 11 of this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

SECTION 1. RIGHT OF REPURCHASE.

        (a)    Scope of Repurchase Right.    Until they vest in accordance with Subsection (b) below, the Purchased Shares shall be Restricted Shares and shall be subject to the Company's Right of Repurchase. The Company, however, may decline to exercise its Right of Repurchase or may exercise its Right of Repurchase only with respect to a portion of the Restricted Shares. The Company may exercise its Right of Repurchase only during the Repurchase Period following the termination of the Purchaser's Service. If the Right of Repurchase is exercised, the Company shall pay the Purchaser an amount equal to the Purchase Price for each of the Restricted Shares being repurchased.

        (b)    Lapse of Repurchase Right.

          (i)    The Right of Repurchase shall lapse with respect to 20% of the Purchased Shares on the date hereof, and the Right of Repurchase shall lapse with respect to an additional 20% of the Purchased Shares on January 1, 2006. The Right of Repurchase shall lapse with respect to an additional 5% of the Purchased Shares on the last date of each of the next twelve (12) quarters following January 1, 2006, provided that the Purchaser has performed continuous Service from the date hereof through such date.

          (ii)   If the Company is subject to a Change of Control and, at the time of the consummation of such Change of Control, the Purchaser's Service has not terminated or the Service is terminated in connection with the Change of Control, then the Right of Repurchase shall lapse with respect to all of the then Restricted Shares upon the consummation of such Change of Control.

          (iii)  If the Company terminates the Purchaser's Service without Cause during the two-year period following the Effective Date or if the Purchaser terminates his Service for Good Reason during the two-year period following the Effective Date, then the Right of Repurchase shall lapse with respect to fifty percent (50%) of the then Restricted Shares.

          (iv)  If the Company terminates the Purchaser's Service without Cause after the earlier of (x) the second anniversary of the Effective Date or (y) the filing by the Company of a Registration

  Statement on Form S-1 (the "Cut-off Date") or if the Purchaser terminates his Service for Good Reason after the Cut-off Date, then the Right of Repurchase shall lapse with respect to all of the then Restricted Shares.

          (v)   If the Purchaser's Service terminates as a result of the death or disability of the Purchaser, then the Right of Repurchase shall lapse with respect to fifty percent (50%) of the then Restricted Shares.

        (c)    Escrow.    Upon execution of this Agreement, the certificate(s) for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any additional or exchanged securities or other property described in Subsection (f) below shall immediately be delivered to the Company to be held in escrow. All ordinary cash dividends on Restricted Shares (or on other securities held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Restricted Shares, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company for repurchase upon exercise of the Right of Repurchase or (ii) released to the Purchaser upon his or her request to the extent that the Shares have ceased to be Restricted Shares (but not more frequently than once every six months). In any event, all Purchased Shares that have ceased to be Restricted Shares, together with any other vested assets held in escrow under this Agreement, shall be released within 180 days after the the termination or lapse of the Purchaser's Service.

        (d)    Exercise of Repurchase Right.    The Repurchase Right shall be exercised by written noticed signed by an officer of the Company and delivered to the Purchaser in accordance with the notice provisions to Section 8 hereof during the Repurchase Period. Such notice shall fix a time and date for the closing of the repurchase which shall be no more than thirty (30) days after the giving of such notice. The closing shall be held at the principal office of the Company unless otherwise agreed to by the Company and the Purchaser. At the closing, the Company shall pay to the holder of the Restricted Shares the purchase price determined under Subsection (a) above for the Restricted Shares being repurchased. Payment shall be made in cash or cash equivalents and/or by canceling indebtedness to the Company incurred by the Purchaser in the purchase of the Restricted Shares. The certificate(s) representing the Restricted Shares being repurchased shall be delivered to the Company and/or released from escrow properly endorsed for transfer.

        (e)    Termination of Rights as Stockholder.    If the Right of Repurchase is exercised in accordance with this Section 1 and the Company makes available the consideration for the Restricted Shares being repurchased, then the person from whom the Restricted Shares are repurchased shall no longer have any rights as a holder of the Restricted Shares (other than the right to receive payment of such consideration). Such Restricted Shares shall be deemed to have been repurchased pursuant to this Section 1, whether or not the certificate(s) for such Restricted Shares have been delivered to the Company or the consideration for such Restricted Shares has been accepted.

        (f)    Additional or Exchanged Securities and Property.    Subject to the provisions of 1(b), in the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Restricted Shares shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase, provided that the aggregate purchase price payable for the Restricted Shares shall remain the same. In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, the Right of Repurchase may be exercised by the Company's successor.

        (g)    Transfer of Restricted Shares.    The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares without the Company's written consent, except as provided in the following sentence. The Purchaser may transfer Restricted Shares to one or more members of the Purchaser's Immediate Family or to a trust established by the Purchaser for the benefit of the Purchaser and/or one or more members of the Purchaser's Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Restricted Shares, then this Agreement shall apply to the Transferee to the same extent as to the Purchaser.

        (h)    Assignment of Repurchase Right.    The Board of Directors may freely assign the Company's Right of Repurchase, in whole or in part. Any person who accepts an assignment of the Right of Repurchase from the Company shall assume all of the Company's rights and obligations under this Section 1.

SECTION 2. OTHER RESTRICTIONS ON TRANSFER.

        (a)    Purchaser Representations.    Purchaser hereby represents and warrants to the Company as follows:

          (i)    The Purchaser acquired and holds the Purchased Shares for investment for his or her account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

          (ii)   The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

          (iii)  The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

          (iv)  The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he or she will not dispose of the Purchased Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under the securities laws or regulations of any State.

          (v)   The Purchaser was furnished with, and had access to, such information as he or she considered necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

          (vi)  The Purchaser is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his or her financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his or her investment in the Purchased Shares.

        (b)    Securities Law Restrictions.    Regardless of whether the Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

        (c)    Market Stand-Off.    In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Purchaser shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company's initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act, and the Purchaser shall be subject to this Subsection (c) only if the directors and officers of the Company are subject to similar arrangements.

        (d)    Rights of the Company.    The Company shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

SECTION 3. SUCCESSORS AND ASSIGNS.

        Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this

Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 4. NO RETENTION RIGHTS.

        Nothing in this Agreement shall confer upon the Purchaser any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 5. TAX ELECTION.

        The imposition of the Right of Repurchase under this Agreement may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of this Agreement. The form for making the Code Section 83(b) election is attached to this Agreement as Exhibit I. The Purchaser should consult with his or her tax advisor to determine the tax consequences of executing this Agreement and the advantages and disadvantages of filing the Code Section 83(b) election. The Purchaser acknowledges that it is his or her sole responsibility, and not the Company's, to file a timely election under Code Section 83(b), even if the Purchaser requests the Company or its representatives to make this filing on his or her behalf.

SECTION 6. LEGEND.

        All certificates evidencing Purchased Shares shall bear the following legends (in addition to any legend(s) otherwise required by any other agreement or applicable law):

  "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

  "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 7. NOTICE.

        Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that he or she most recently provided to the Company in accordance with this Section 8.

SECTION 8. ENTIRE AGREEMENT.

        This Agreement and the Employment Agreement constitute the entire agreement between the parties hereto, and supersede all prior agreements and understandings, with regard to the subject matter of this Agreement. Purchaser acknowledges that he has no other equity ownership in the Company other than as set forth in this Agreement as of the date of this Agreement and that he has no right or claim to any other equity award or grant as of the date of this Agreement.

SECTION 9. CHOICE OF LAW.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 10. DEFINITIONS.

        (a)   "Agreement" shall mean this Stock Restriction Agreement.

        (b)   "Cause" shall have the meaning set forth in the Employment Agreement.

        (c)   "Change of Control" shall have the meaning set forth in the Employment Agreement.

        (d)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (e)   "Common Stock" shall mean the common stock, $0.001 par value per share, of the Company.

        (f)    "Effective Date" shall have the meaning set forth in the Employment Agreement.

        (g)   "Good Reason" shall have the meaning set forth in the Employment Agreement.

        (h)   "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

        (i)    "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (j)    "Repurchase Period" shall mean a period of 180 consecutive days commencing on the date when the Purchaser's Service terminates for any reason, including (without limitation) death or disability.

        (k)   "Restricted Share" shall mean a Purchased Share that is subject to the Right of Repurchase.

        (l)    "Right of Repurchase" shall mean the Company's right of repurchase described in Section 1.

        (m)  "Securities Act" shall mean the Securities Act of 1933, as amended.

        (n)   "Service" shall mean service as an employee of or consultant to the Company.

        (o)   "Share" shall mean one share of Stock.

        (p)   "Stock" shall mean the Common Stock of the Company, with a par value of $0.001 per Share.

        (q)   "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (r)   "Transferee" shall mean any person to whom the Purchaser has directly or indirectly transferred a Purchased Share.

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        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

PURCHASER:	SIRTRIS PHARMACEUTICALS, INC.
/s/ CHRISTOPH WESTPHAL Christoph Westphal	By:	/s/ STEPHEN HOFFMAN Name: Stephen Hoffman Title: Director

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  Exhibit 10.15